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                                    EXHIBIT A


                    RESTATED CERTIFICATE OF INCORPORATION OF
                        VISTA INFORMATION SOLUTIONS, INC.


FIRST: The name of the Corporation is VISTA Information Solutions, Inc. (hereinafter sometimes referred to as the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The shares of capital stock of the Corporation shall be subject to the following:

                  1. CLASSES OF STOCK. The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Common Stock authorized is Seventy Million (70,000,000), each with the par value of $.001 per share, and the total number of shares of Preferred Stock authorized is Two Million (2,000,000), each with the par value of $.001 per share.

                  2. PREFERRED STOCK. The Preferred Stock may be issued in from time to time in one or more series. The Board of Directors of this Corporation, by resolutions duly adopted by the affirmative vote of no fewer than two-thirds of its members, is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series of Preferred Stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series (including series subsequently designated by the Board of Directors) shall be decreased, the shares constituting such decrease shall resume the status of authorized shares of Preferred Stock without designation as to series.

                  3. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS. In addition to series of Preferred Stock that may be authorized by resolutions of the Board of Directors as provided in Section 2 of this Article FOURTH, there should be four series of Preferred Stock designated as "Series A Convertible Preferred Stock," "Series A-1 Convertible Preferred Stock", "Series A-2 Convertible Preferred Stock" and "Series F Convertible Preferred Stock." The Series A Convertible Preferred Stock shall consist of One Hundred Ten Thousand (110,000) shares. The Series A-1 Convertible Preferred Stock shall consist of Four Hundred Ten Thousand (410,000) shares. The Series A-2 Convertible Preferred Stock shall consist of Three Hundred Twenty-Five Thousand (325,000) shares. The Series F Convertible Preferred Stock shall consist of Two


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Thousand Five Hundred (2,500) shares. The number of shares constituting a series and the relative powers, rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon the shares of series of Preferred Stock authorized by resolution of the Board of Directors shall be set forth in Certificates of Designation filed with the Secretary of State of Delaware. The relative powers, rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon the Series A Convertible Preferred Stock, the Series A-1 Convertible Preferred Stock, and the Series A-2 Convertible Preferred Stock are set forth in Article FIFTH. The relative powers, rights, preferences, privileges qualifications, limitations and restrictions granted to or imposed upon the Series F Convertible Preferred Stock are set forth in Article SIXTH.

         FIFTH:

         A. The Shares of Series A Convertible Preferred Stock shall have the following powers, preferences and rights:

                  1. DESIGNATION; NUMBER. One Hundred Ten Thousand (110,000) shares of the authorized and undesignated Preferred Stock of the Corporation, $0.001 par value, are hereby designated as the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the powers, preferences and rights, and the qualifications, limitations and restrictions set forth below.

                  2.       Dividends.

                           a.       GENERAL.  If a dividend or distribution is
declared or otherwise is to be made (whether in liquidation or otherwise) on or in respect of the Common Stock of the Corporation, the holders of shares of the Series A Preferred Stock shall be paid dividends or distributions in an amount equal to the amount that would have been paid on or in respect of the number of whole shares of Common Stock into which such shares of the Series A Preferred Stock are then convertible as if all such Common Stock had been issued upon conversion. The holders of the shares of Series A Preferred Stock shall be entitled to be paid in full the dividends and distributions provided in this
Section 2(a) prior to the payment of any dividends or distributions on or in respect of Common Stock of the Corporation.

                           b.       OTHER DIVIDENDS.  In addition to dividends
and distributions referred to in Section 2(a) hereof, the holders of the shares of Series A Preferred Stock shall be paid such other dividends or distributions on the shares of Series A Preferred Stock when and as declared by the Board of Directors of the Corporation, acting in its sole discretion, out of assets of the Corporation legally available therefor, provided that any dividends payable pursuant hereto shall be paid on a pro rata basis to each holder of Series A Preferred Stock based on the number of shares of Series A Preferred Stock held.

                           c.       EFFECT OF ISSUANCE OF SUBSEQUENT EQUITY. In
the event that the Corporation issues any Common Stock Equivalents (as defined in Section 5(c)(iii)) having rights, preferences or privileges senior to or more favorable to the holders thereof than the Series A Preferred Stock on or before December 31, 1999 (the "Subsequent Equity"), then, to the extent that the dividend rights of the Subsequent Equity are superior (whether as to priority, amount or



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otherwise) to those granted herein, the dividend rights of the Series A
Preferred Stock shall thereupon, without the need for any further action on the part of the Corporation or the holders of the Series A Preferred Stock, automatically be amended to be equal to those of the Subsequent Equity.

                  3.       LIQUIDATION RIGHTS.

                           a.       SERIES A PREFERRED STOCK PREFERENCE.  In
the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of the shares of Series A Preferred Stock shall thereupon be entitled to receive out of legally available assets of the Corporation, before the payment, distribution or setting apart for payment or distribution of any amount in respect of the Common Stock or in respect of any shares of Preferred Stock not issued and outstanding on September 2, 1999 and pari passu (pro rata according to the number of shares held) with any shares of Series F Preferred Stock, a preferential amount (the "Liquidation Amount") per share of Series A Preferred Stock, payable in cash equal to the GREATER of:

                                    (i)     the Original Purchase Price (as
defined in Section 9 hereof) plus (x) all declared but unpaid dividends or distributions (if any), and (y) an amount equal to 9% per annum of the Original Purchase Price compounded from the date of each respective holder's original purchase of the Series A Preferred Stock; or

                                    (ii)    such amount per share of Series A
Preferred Stock as would have been payable upon such Liquidation had each such share of Series A Preferred Stock been converted into Common Stock immediately prior to such Liquidation, plus all declared but unpaid dividends or distributions (if any).

After payment of the full Liquidation Amount to the holders of the Series A Preferred Stock and the liquidation preferences of any other series of Preferred Stock, all remaining assets of the Corporation shall be distributed to the holders of Common Stock. If the assets of Corporation available for distribution to holders of shares of Series A Preferred Stock are insufficient to pay the full preferential amount payable to such holders, then all assets legally available for distribution shall be distributed among the holders of the Series A Preferred Stock pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation if all amounts payable on or with respect to such shares were paid in full.

                           b.       TREATMENT OF MERGERS, CONSOLIDATIONS OR
SALES OF ASSETS. Unless the holders of a majority of the outstanding shares of Series A Preferred Stock elect to have the provisions of Section 5(c)(ix) apply, for purposes of Section 3(a) above, a sale of all or substantially all of the assets of the Corporation or a merger or consolidation of the Corporation with or into another corporation, following which the holders of the Corporation's outstanding capital stock immediately prior to such merger, consolidation or sale of assets do not own a majority of the outstanding voting securities of the surviving entity (a "Sale Event"), shall be treated as a Liquidation, entitling the holders of the Series A Preferred Stock to receive their Liquidation Amount upon consummation of such Sale Event; PROVIDED HOWEVER, that a Sale Event shall not be treated as a Liquidation if either:



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                                    (i)     payment of the Liquidation Amounts
would prevent the Sale Event from being accounted for as a "pooling of interests" transaction, (B) such treatment is a necessary condition to accomplishing the Sale Event, and (C) the holders of the Series A Preferred Stock receive securities or other property upon consummation of the Sale Event valued at an amount per share equal to the Original Purchase Price plus a return of 20% of the Original Purchase Price per annum compounded from the date of each respective holder's original purchase of the Series A Preferred Stock, or

                                    (ii)    under Section 5(c)(ix), the holders
of Series A Preferred Stock would receive freely tradable securities upon consummation of such Sale Event valued at the time of receipt at no less than the Liquidation Amount.

                           c.       EFFECT OF ISSUANCE OF SUBSEQUENT EQUITY. In
the event that the Corporation issues the Subsequent Equity, then, to the extent that the liquidation preferences of the Subsequent Equity are superior (whether as to priority, amount or otherwise) to those granted herein, the liquidation preferences of the Series A Preferred Stock shall thereupon, without the need for any further action on the part of the Corporation or the holders of the Series A Preferred Stock, automatically be amended to be equal to those of the Subsequent Equity.

                  4.       VOTING RIGHTS.

                           a.       GENERAL. Except as expressly required by
law or as otherwise provided herein, including without limitation Sections 4(b) and 4(c) hereof, the holders of shares of Series A Preferred Stock shall vote together with the holders of shares of Common Stock as a single class on all matters as to which the holders of shares of the Corporation may be entitled to vote. The holders of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which their respective shares of Series A Preferred Stock are convertible on the record date for such vote. The voting rights conferred upon the holders of shares of Series A Preferred Stock herein shall be in addition to those provided by law, and neither any provision in the Certificate of Incorporation of the Corporation or Bylaws nor any action taken by the Corporation shall decrease or otherwise affect said voting rights provided by law.

                           b.       PROTECTIVE PROVISIONS.  Except as expressly
required by law or as otherwise provided herein,

                                    (i)     so long as any shares of Series A
Preferred Stock are outstanding, the Corporation shall not, without first obtaining the written consent or the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting separately as a class, take or permit any of the following actions:

                                            (A)  any amendment to the
Certificate of Incorporation or the Bylaws of the Corporation that would increase the authorized number of shares of Series A Preferred Stock or;

                                            (B) any authorization or issuance of
any shares of capital stock of the Corporation, or any securities or other instruments convertible into, exchangeable or exercisable for shares of capital stock of the Corporation, having rights to dividends or amounts


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payable upon liquidation or redemption ranking senior to or pari passu with the
Series A Preferred Stock;

                                            (C) any amendment of the terms of
any existing shares of capital stock of the Corporation, or any securities or other instruments convertible into, exchangeable or exercisable for shares of capital stock of the Corporation, to provide for rights to dividends or upon liquidation or redemption ranking senior to or pari passu with the Series A Preferred Stock;

                                    (ii) so long as a majority of the
aggregate number of shares of Series A Preferred Stock and, if applicable, any Subsequent Equity originally issued are outstanding, the Corporation shall not, without first obtaining the written consent or the affirmative vote of the holders of seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock and any such Subsequent Equity, voting together as a single class, take or permit any of the following actions:

                                            (A)  any amendment to the
Certificate of Incorporation or the Bylaws of the Corporation or any other action that would adversely affect any of the rights, powers, preferences or privileges of the shares of Series A Preferred Stock (in common with those of the Subsequent Equity, if issued);

                                            (B) any recapitalization of a type
described in Section 5(c)(viii);

                                            (C) any declaration or payment of a
dividend on any shares of capital stock of the Corporation other than the Series F Preferred Stock; or

                                            (D) any direct or indirect
redemption, repurchase or other acquisition by the Corporation of any of its capital stock other than the Series F Preferred Shares;

                                    (iii) so long as a majority of the aggregate
number of shares of Series A Preferred Stock and, if applicable, any Subsequent Equity originally issued are outstanding, the Corporation shall not, without first obtaining the written consent or the affirmative vote of the holders of sixty-five percent (65%) of the then outstanding shares of Series A Preferred Stock and any such Subsequent Equity, voting together as a single class, take or permit any of the following actions:

                                            (A)  any authorization or issuance
of any shares of capital stock of the Corporation, or any securities or other instruments convertible into, exchangeable or exercisable for shares of capital stock of the Corporation, having rights to dividends or amounts payable upon liquidation or redemption ranking senior to or pari passu with the common rights of the Series A Preferred Stock and any such Subsequent Equity;

                                            (B) any amendment of the terms of
any existing shares of capital stock of the Corporation, or any securities or other instruments convertible into, exchangeable or exercisable for shares of capital stock of the Corporation, to provide for rights to dividends or upon liquidation or redemption ranking senior to or pari passu with the common rights of the Series A Preferred Stock and any such Subsequent Equity;


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                                            (C) any direct or indirect
redemption, repurchase or other acquisition by the Corporation of any series of Preferred Stock other than the Series F Preferred Stock, the Series A Preferred Stock or the Subsequent Equity before the seventh anniversary of the issuance of the Series A Preferred Stock; or

                                            (D) any Fundamental Change (as
defined in Section 5(c)(ix)).

                           c.       RIGHT TO ELECT DIRECTORS.

                                    (i)     INITIAL DIRECTOR.  Each time the
shareholders of the Corporation are entitled to vote on the election of directors, whether at a meeting or by written consent, the holders of the Series A Preferred Stock and of any Subsequent Equity, voting together as a single class, shall have the right to elect one (1) member of the Board of Directors. Such director initially shall be Richard J. Freeman, who shall serve until the next annual meeting of the Corporation's shareholders after the date of the original issuance of the Series A Preferred Stock and until his successor is duly elected and has qualified, or until his earlier death, resignation or removal.

                                    (ii) DEFINITION OF EVENT OF DEFAULT. An
Event of Default will be deemed to have occurred if the Corporation fails to comply with or breaches any material provision hereof, of the Investor Rights Agreement or any Stock Purchase Agreement, and such breach or failure is not cured by the Corporation within 30 days after written notice thereof is furnished to the Corporation.

                                    (iii) CONSEQUENCES OF EVENTS OF DEFAULT.

                                            (A) If any Event of Default occurs,
the holders of the Series A Preferred Stock and of any Subsequent Equity, voting together as a single class, shall thereupon be entitled to elect two members to the Corporation's Board of Directors. Such right to elect two members the Board of Directors will continue until such time as the condition constituting the Event of Default ceases to exist, at which time such right will terminate subject to revesting upon the reoccurrence and continuation of any Event of Default. Any director elected by the holders of the Series A Preferred Stock upon an Event of Default will continue to serve as a director until three months following the date on which there is no longer any Event of Default.

                                            (B) If any Event of Default occurs,
each holder of Series A Preferred Stock will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

                                    (iv)    REMOVAL; REPLACEMENT.  Any director
elected by the holders of the Series A Preferred Stock and any Subsequent Equity pursuant to this Section 4(c) may be removed and replaced, with or without cause by the vote of the holders of a majority of the shares of Series A Preferred Stock and any Subsequent Equity. If any vacancy shall exist for any reason in any directorship that the holders of such shares are entitled to appoint or elect, such vacancy may be filled only by such holders, by delivery to the Corporation of a written



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instruction by the affirmative vote of the holders of the Series A Preferred
Stock and any Subsequent Equity or in any other manner that is in accordance with the Certificate of Incorporation and the Bylaws of the Corporation or otherwise authorized by law.

                           d.       EFFECT OF ISSUANCE OF SUBSEQUENT EQUITY.
In the event that the Corporation issues the Subsequent Equity, then, to the extent that the voting rights of the Subsequent Equity are superior to those granted herein, the voting rights of the Series A Preferred Stock shall thereupon, without the need for any further action on the part of the Corporation or the holders of the Series A Preferred Stock, automatically be amended to be equal to those of the Subsequent Equity; provided, however, that the instruments governing the voting rights of the Subsequent Equity shall provide that the holders of the Series A Preferred Stock shall vote together as a single class with the Subsequent Equity except with respect to matters (such as those described in subsection 4(b)(i)) affecting solely the rights of the Series A Preferred Stock or the Subsequent Equity, as the case may be.

                  5.       CONVERSION.

                           a.       OPTIONAL CONVERSION.  Each share of Series
A Preferred Stock shall be convertible at any time at the option of the holder thereof into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Purchase Price by the Conversion Price then in effect (the "Conversion Ratio"). The Conversion Price shall initially equal 10% of the Original Purchase Price, and may thereafter be adjusted from time to time in accordance with Section 5(c) hereof.

                           b.       AUTOMATIC CONVERSION.

                                    (i)     MANDATORY CONVERSION OF SERIES A
PREFERRED STOCK. Subject to the provisions of Section 5(d), each share of Series A Preferred Stock then outstanding shall be automatically converted into shares of Common Stock at the then effective Conversion Ratio:

                                            (A)  upon the closing of an
underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds to the Corporation are at least $50,000,000 and in which the price per share of Common Stock equals or exceeds 150% of the Original Purchase Price;

                                            (B) upon written notice from the
Corporation to the holders thereof at any time within 10 days after the end of any period of 20 consecutive Trading Days in which the Market Price of the Common Stock has exceeded twenty percent (20%) of the Liquidation Amount (determined as of the close of business on the last Trading Day before the beginning of such 20-day period); PROVIDED THAT the shares of Common Stock issued upon conversion of the Series A Preferred Stock are then freely tradable in the public markets without any restriction on the holder thereof (other than a restriction resulting from participation on the Board of Directors of the Corporation by any holder of the Series A Preferred Stock); or



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                                            (C) at such time as less than 20% of
the shares of Series A Preferred Stock issued pursuant to the Stock Purchase Agreement remain outstanding.

                           c.       ADJUSTMENT TO APPLICABLE CONVERSION PRICE.
In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price shall be subject to adjustment from time to time as provided in this Section 5(c).

                                    (i)     UPON SALE OF SUBSEQUENT EQUITY.
If, at the time of issuance of the Subsequent Equity, the Net Consideration Per Share (as defined in Section 5(c)(iii)) of the Subsequent Equity is less than the Conversion Price then in effect, then the Conversion Price shall automatically be lowered so as to be equal to the lowest Net Consideration Per Share received for such Common Stock Equivalents.

                                    (ii)    UPON OTHER SALES OF COMMON STOCK.
If at any time while any shares of the Series A Preferred Stock are outstanding, the Corporation issues or sells, or in accordance with Section 5(c)(iii) is deemed to have issued or sold, any shares of Common Stock or Common Stock Equivalents (as defined below) without consideration or at a price per share less than the Conversion Price of the Series A Preferred Stock in effect immediately prior to such time, then immediately upon such issue or sale, the Conversion Price shall be adjusted to equal the product obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction:

                                            (A)  the numerator of which shall
be (i) the number of shares of Common Stock Deemed Outstanding (as defined in Section 9 hereof) immediately prior to such issue or sale plus (ii) the number of shares of Common Stock or Common Stock Equivalents which the aggregate purchase price of the total number of additional shares so issued or sold would purchase at the then effective Conversion Price, and

                                            (B) the denominator of which shall
be (i) the number of shares of Common Stock Deemed Outstanding on the date immediately prior to such issue or sale plus (ii) the number of additional shares of Common Stock or Common Stock Equivalents so issued or sold.

Notwithstanding the foregoing, this Section 5(c)(ii) shall not apply with respect to the issuance of: (i) Common Stock upon the conversion of any shares of Series A Preferred Stock; (ii) the securities issuable upon the exercise or conversion of any right, warrant, option or other convertible security outstanding at the time of the issuance of the Series A Preferred Stock; (iii) the Subsequent Equity; and (iv) up to 500,000 shares of Common Stock or options to purchase such shares of Common Stock issued or issuable at prices lower than the then current Conversion Price pursuant to any employee benefit plans approved by the Board of Directors of the Corporation or the Compensation Committee thereof.

                                    (iii)   UPON ISSUANCES OF WARRANTS, OPTIONS
AND RIGHTS TO PURCHASE COMMON STOCK OR OTHER CONVERTIBLE SECURITIES.

                                            (A)  COMMON STOCK EQUIVALENTS.  If
the Corporation in any manner issues or sells any options, warrants or rights to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exercisable or exchangeable for



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Common Stock (collectively, "Common Stock Equivalents") and the price per share for which Common Stock is issuable upon the exercise, conversion or exchange of such Common Stock Equivalents is LESS THAN the Conversion Price of the Series A Preferred Stock in effect immediately prior to the time of such issuance or sale, then, for purposes of this Section 5(c), the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of such Common Stock Equivalents shall be deemed to be outstanding and to have been issued and sold by the Corporation for the "Net Consideration Per Share". For purposes of this paragraph, the "Net Consideration Per Share" is determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise, conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of all such Common Stock Equivalents. No adjustment of the Conversion Price for the Series A Preferred Stock shall be made under Section 5(c)(ii) upon the issuance of any shares of Common Stock pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any such adjustment shall previously have been made upon the original issuance of any such Common Stock Equivalents as provided above.

                                            (B)  DECREASES IN NET CONSIDERATION
PER SHARE. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Conversion Price of the Series A Preferred Stock will be adjusted to that which would have been obtained had (1) the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the decreased Net Consideration Per Share of such securities, and (2) all other adjustments made to the Conversion Price of the Series A Preferred Stock since the date of issuance of such Common Stock Equivalents been made to such Conversion Price as adjusted pursuant to (1) above. Any adjustment of the Conversion Price pursuant to this paragraph which relates to Common Stock Equivalents shall be disregarded, in whole or in part, as applicable, if, as, and when all, or such portion, of such Common Stock Equivalents expire or are cancelled without being exercised, so that the Conversion Price of the Series A Preferred Stock effective immediately upon such cancellation or expiration shall be equal to the Conversion Price of the Series A Preferred Stock in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Conversion Price had the expired or cancelled Common Stock Equivalents not been issued.

                                    (iv)    CONSIDERATION OTHER THAN CASH.  If
any Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Corporation. If any Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be (A) the Market Price, in the case of securities or (B) the fair value thereof, in the case of any other consideration. The fair value of any consideration other than cash or securities shall be determined jointly by the Corporation and the holders of a majority of the Series A Preferred Stock. If such parties are unable to reach agreement within thirty (30) days, such fair value shall be determined by an Appraisal.



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

                                    (v)     INTEGRATED TRANSACTIONS.  In case
any Common Stock Equivalents are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Common Stock Equivalents by the parties thereto, the Common Stock Equivalents shall be deemed to have been issued without consideration.

                                    (vi)    REACQUIRED SHARES.  The disposition
of any shares owned or held by or for the account of the Corporation or any subsidiary of the Corporation shall be considered an issue or sale of Common Stock.

                                    (vii)   RECORD DATE.  If the Corporation
determines a record date of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or Common Stock Equivalents or (B) to subscribe for or purchase Common Stock or Common Stock Equivalents, then, for purposes of this Section 5(c), such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.


                                    (viii) STOCK SPLITS, STOCK DIVIDENDS AND
RECAPITALIZATIONS. If the Corporation, at any time while any shares of Series A Preferred Stock are outstanding, shall (A) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether Common Stock or capital stock of any class), (B) subdivide its outstanding shares of Common Stock into a larger number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the Conversion Price designated in Section 5(a) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(c)(viii) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                                    (ix)    CAPITAL REORGANIZATION, MERGER OR
SALE OF ASSETS. Any recapitalization, reorganization, or reclassification (other than as described in Section 5(c)(viii)), or any consolidation, merger, sale of all or substantially all of the assets of the Corporation to another person or entity or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Fundamental Change." Subject to the provisions of Section 3(b), prior to the consummation of any Fundamental Change, the Corporation shall make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock) to ensure that all holders of shares of Series A Preferred Stock shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore issuable upon conversion thereof, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock

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issuable upon conversion thereof immediately before Fundamental Change. In any such case, the Corporation shall make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock) with respect to the rights and interests of all holders of shares of Series A Preferred Stock to ensure that the provisions of this Section 5 shall thereafter be applicable to the Series A Preferred Stock including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Ratio taking into account the value of the Common Stock reflected by the terms of such consolidation, merger or sale, if the value per share so reflected is less than the Market Price of the Common Stock in effect immediately prior to such consolidation, merger or sale. The Corporation shall not effect any such consolidation, merger or sale unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock), the obligation to deliver to holders of shares of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to acquire.

                                    (x)     OTHER DILUTIVE ISSUANCES.  If any
event occurs of the type contemplated by the provisions of this Section 5(c) but not expressly provided for by such provisions, including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, then the Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of shares of Series A Preferred Stock, respectively.

                           d.       SURRENDER OF CERTIFICATES; PARTIAL
CONVERSION. Upon a conversion pursuant to Section 5(a) hereof, the holder of any shares of Series A Preferred Stock to be converted shall surrender the certificates representing the shares of Series A Preferred Stock, duly endorsed, at the office of the Corporation or of its transfer agent and give written notice to the Corporation that such holder elects to convert such shares of Series A Preferred Stock or specified portion thereof into shares of Common Stock as set forth in such notice (the "Conversion Notice"). Each Conversion Notice shall be given by facsimile or by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Corporation at the facsimile, telephone number or address of the principal place of business of the Corporation. Any conversion of shares of Series A Preferred Stock into Common Stock shall be effective as of the date of the Corporation's receipt of such notice (the "Conversion Date"). Upon an automatic conversion pursuant to Section 5(b), the outstanding shares of Series A Preferred Stock shall thereupon be converted automatically without any further action by the Corporation or the holders of such shares. At such time as the certificate or certificates representing shares of Series A Preferred Stock which have been converted are surrendered to the Corporation, a certificate or certificates representing the number of shares of Common Stock issuable upon conversion thereof shall be issued and delivered. In case of conversion of only part of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered to the Corporation, the Corporation also shall forthwith issue and deliver a new certificate for the number of shares of Series A Preferred Stock, which had not been converted. Until such time as the certificate or certificates representing shares of Series A Preferred Stock which are being converted are surrendered to the Corporation and a certificate or certificates representing the shares of Common Stock into which such shares of Series A Preferred Stock have been converted have been issued and delivered, the certificate or certificates representing the shares of Series A Preferred Stock which had been converted shall represent the shares of Common Stock into which such shares of Series A Preferred Stock have been converted.

                           e.       RESERVATION OF COMMON STOCK.  The
Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all shares of Series A Preferred Stock from time to time outstanding. As a condition precedent to the taking of any action which would cause an adjustment increasing the number of shares into which the outstanding shares of Series A Preferred Stock may be converted, the Corporation shall take such corporate action as maybe necessary in order that it may validly and legally issue to the holders of shares of Series A Preferred Stock upon conversion fully paid and non-assessable shares of Common Stock as may be required by this Section 5. If the Common Stock issuable upon conversion of the shares of Series A Preferred Stock is listed on any national securities exchange, the Corporation shall cause all shares reserved for such conversion to be listed on such exchange, subject to official notice of issuance upon such conversion.

                           f.       FRACTIONAL SHARES.  In lieu of any
fractional shares to which the holder of the Series A Preferred Stock otherwise would be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Market Price of the Corporation's Common Stock on the applicable Conversion Date.

                           g.       NO REISSUANCE OF SERIES A PREFERRED STOCK.
No shares of Series A Preferred Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled and retired from the shares that the Corporation is authorized to issue, and shall resume the status of outstanding shares of Preferred Stock without designation as to series.

                  6. REDEMPTION. The shares of Series A Preferred Stock do not have redemption rights. However, in the event that the Corporation issues the Subsequent Equity, then, to the extent that the Subsequent Equity has any redemption rights, upon the issuance of the Subsequent Equity, the redemption rights of the shares of Series A Preferred Stock shall thereupon, without the need for any further action on the part of the Corporation or the holders of the Series A Preferred Stock, automatically be amended to be equal to those of the Subsequent Equity.

                  7.       LIMITATION OF LIABILITY.

                           a.       To the maximum extent permitted by law, the
Corporation does hereby exonerate the holders of shares of Series A Preferred Stock and their designees serving on the Board of Directors from time to time, or any person or entity being represented by or acting on behalf of any of the foregoing, directly and indirectly, and their respective successors and assigns (collectively, "Indemnitees") and waives and releases any suit, claim, demand or cause of action of any kind arising from any action taken or failure to take any action by an Indemnitee, unless such action or failure to take action constitutes self-dealing or willful misconduct, and to the maximum extent permitted by law, no Indemnitee shall be personally liable for monetary damages as such for any action or failure to take action.

                           b. The Corporation shall indemnify and hold harmless
each Indemnitee made or threatened to be made a party to, or having to appear as a witness in connection with, a Proceeding (as hereinafter defined), to the fullest extent permitted by law and against all expense, liability and loss, including without limitation judgments, penalties, fines (including without limitation excise taxes with respect to employee benefit plans, settlements and reasonable expenses), and attorneys' fees and disbursements incurred or suffered by the Indemnitee in connection with any Proceeding (as hereinafter defined), except to the extent that the act or failure to act giving rise to the claim for indemnification is determined by a court of competent jurisdiction without right of appeal to have constituted bad faith or, in the case of a criminal proceeding, unlawful conduct that the Indemnitee had reasonable cause to believe was unlawful. The right to indemnification provided in this Section 7 shall include the right, upon written request to the Corporation, to have the expenses incurred by the Indemnitee in connection with any Proceeding (including without limitation attorney's fees and disbursements) paid or reimbursed by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by law; provided that, if law so requires, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made upon delivery to the Corporation of a written affirmation by the Indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee was not entitled to be indemnified under this Section 7 or otherwise. The written undertaking required by the preceding sentence is an unlimited general obligation of the Indemnitee, but need not be secured and shall be accepted without reference to financial ability to make repayment. Indemnification pursuant to this Section 7 shall continue as to an Indemnitee who has ceased to be a holder of shares of Series A Preferred Stock, a Director or an officer or ceased to have any relationship with the Corporation and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. For purpose of this Section 7, "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation any action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, against any one or more Indemnitees arising from or in connection with any action or failure to take action pursuant hereto or any right, power or privilege granted hereunder or in connection with any duty of such Indemnitee to the Corporation. The rights to indemnification and to the advancement of expenses provided in this Section 7 shall not be exclusive of any other rights that any person or entity may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of Stockholders or Directors, or otherwise.

                           c.       The provisions of this Section 7 relating
to the limitation of Indemnitees' liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of the Indemnitees which may be modified as to any Indemnitee only with that person's or entity's consent or as specifically provided in this Section 7. Notwithstanding any provision in the Certificate of Incorporation of the Corporation relating to amendment of the Certificate of Incorporation of the Corporation generally, no repeal or amendment of this Section 7 can be effective without the prior written consent of the holders of a majority of the Series A Preferred Stock, and any such amendment or repeal which is adverse to any Indemnitee shall apply to such Indemnitee only on a prospective basis and shall not reduce any limitation on the personal liability of an Indemnitee or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

                           d.       In the case of any change in law which
expands the liability of an Indemnitee or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the right to limited liability, to indemnification and to the advancement of expenses provided in this Section 7 shall continue as theretofore to the extent permitted by law. Conversely, if any change in law permits the Corporation to limit further the liability of an Indemnitee or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                  8. NOTICES OF RECORD DATE. In the event of:

                           a.       any taking by the Corporation of a record
of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                           b.       any capital reorganization of the
Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                           c.       any voluntary or involuntary dissolution,
liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which such action is to be taken.

                  9.       DEFINED TERMS.

                           For purposes hereof:

                           a.       "APPRAISAL" means the determination of fair
value by an appraiser selected by the Corporation and by the holders of a majority of the Series A Preferred Stock. In the event that the Corporation and the holders of a majority of the Series A Preferred Stock are unable to agree upon an appraiser within five days, then the Corporation and the holders of a majority of the Series A Preferred Stock shall each choose an appraiser within five days thereafter who shall each complete their appraisals and provide a written report of the results thereof to the Corporation and the holders of the Series A Preferred Stock within thirty (30) days thereafter. If the appraisals made by such appraisers do not differ by more than ten (10%) percent of the amount of the higher appraiser, the two appraisals shall be averaged to determine the fair value. It the appraisals differ by more than ten (10%) percent of the amount of the higher appraiser, then a third appraiser shall be chosen by the first two appraisers within five days after the report of the two appraisers has been submitted. If such appraisers are unable to agree upon the third appraiser within such time, such third appraiser shall be designated by the American Arbitration Association in San Diego, California ("AAA") upon application of the Corporation or the holders of a majority of the Series A Preferred Stock and such third appraiser shall complete its appraisal and provide a written report of the results to the Corporation and the holders of the Series A Preferred Stock within thirty (30) days after such third appraiser is selected. If the appraisal of such third appraiser falls between the two prior appraisals, then the third appraisal shall determine the fair value. If the third appraisal is higher or lower than both of the prior appraisals, then the third appraisal and the prior appraisal which is most similar in amount to the third appraisal shall be averaged to determine the fair value. The determination of such appraisers shall be final and binding on the Corporation and all holders of shares of Series A Preferred Stock, and the fees and expenses of such appraisers shall be paid by the Corporation.

                           b.       "COMMON STOCK DEEMED OUTSTANDING" means, at
any given time, the number of shares of Common Stock actually outstanding at such time (excluding any shares held by or for the account of the Corporation or any subsidiary of the Corporation), plus the number of shares of Common Stock deemed to be outstanding upon the conversion of the Series A Preferred Stock and upon the exercise, exchange or conversion of all Common Stock Equivalents outstanding immediately prior to an issuance or sale of Common Stock pursuant to
Section 5(c) hereof.

                           c.       "ORIGINAL PURCHASE PRICE" of the Series A
Preferred Stock means the price per share at which the shares of Series A Preferred Stock were sold by the Corporation (as adjusted for stock dividends, stock splits, combinations, reclassifications or other similar events involving the Series A Preferred Stock).

                           d.       "INVESTOR RIGHTS AGREEMENT" means that
certain Investor Rights Agreement entered into by and among the Corporation and the original purchasers of the Series A Preferred Stock on or about the date(s) of the issuance of the Series A Preferred Stock, as amended from time to time.

                           e.       "MARKET PRICE" with respect to the
Corporation's Common Stock means on any particular date (i) the last sale price per share of the Common Stock on such date on the NASDAQ National Market System or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last price on such exchange on the last Trading Date preceding such date, or (ii) if the Common Stock is not listed on the NASDAQ National Market or any stock exchange, the average of the bid and asked price for a share of Common Stock in the over-the-counter market, as reported by the NASDAQ SmallCap Market at the close of business on such date, or
(iii) if the Common Stock is not quoted on the

NASDAQ SmallCap Market, the average of the bid and asked price for a share of Common stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) or (iv) if the Common Stock is not listed on any domestic securities exchange or quoted in the NASDAQ system or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Preferred Stock; provided that if such parties are unable to reach agreement within thirty (30) days, such fair value shall be determined by an Appraisal.

                           f.       "STOCK PURCHASE AGREEMENT" means each
agreement for the purchase and sale of Series A Preferred Stock entered into by and among the Corporation and the original purchasers of the Series A Preferred Stock, as amended from time to time.

                           g.       "TRADING DAY" means (i) a day on which the
Common Stock is traded on the NASDAQ National Market system or principal stock exchange on which the Common Stock has been listed, or (ii) if the Common Stock is not listed on the NASDAQ National Market or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NASDAQ SmallCap Market, or (c) if the Common Stock is not quoted on the NASDAQ SmallCap Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

         B. The shares of Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock shall have the follow powers, preferences and rights:

                  1.       DESIGNATION; NUMBER.

                           a.       SERIES A-1 CONVERTIBLE PREFERRED STOCK.
Four Hundred Ten Thousand (410,000) shares of the authorized and undesignated Preferred Stock of the Corporation, $0.001 par value, are hereby designated as the "Series A-1 Convertible Preferred Stock" (the "Series A-1 Preferred Stock"), such series to have the powers, preferences and rights, and the qualifications, limitations and restrictions set forth below; and

                           b.       SERIES A-2 CONVERTIBLE PREFERRED STOCK.
Three Hundred Twenty-Five Thousand (325,000) of the authorized and undesignated Preferred Stock of the Corporation, $0.001 par value, are hereby designated as the "Series A-2 Convertible Preferred Stock" (the "Series A-2 Preferred Stock"), such series to have the powers, preferences and rights, and the qualifications, limitations and restrictions set forth below.

                  2.       DIVIDENDS.

                           a.       GENERAL.  If a dividend or distribution is
declared or otherwise is to be made (whether in liquidation or otherwise) on or in respect of the Common Stock of the Corporation, the holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, shall be paid dividends or distributions in an amount equal to the amount that would have been paid on or in respect of the number of whole shares of Common Stock into which such shares of Series A-1 Preferred Stock and Series A-2 Preferred

Stock, respectively, are then convertible, but without regard to Section 5(a)(ii) hereof with respect to the Series A-2 Preferred Stock, as if all such Common Stock had been issued upon conversion. The holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, shall be entitled to be paid in full the dividends and distributions provided in this
Section 2(a) prior to the payment of any dividends or distributions on or in respect of Common Stock of the Corporation.

                           b.       OTHER DIVIDENDS.  In addition to dividends
and distributions referred to in Section 2(a) hereof, the holders of the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, shall be paid such other dividends or distributions on the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, when and as declared by the Board of Directors of the Corporation, acting in its sole discretion, out of assets of the Corporation legally available therefor, provided that any dividends payable pursuant hereto shall be paid on a pro rata basis to each such series based on the number of shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock held.

                  3.       LIQUIDATION RIGHTS.

                           a.       SENIOR PREFERRED STOCK PREFERENCE.  In the
event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation") that is consummated before the shares of Series A-2 Preferred Stock have become convertible into Common Stock pursuant to Section 5(a)(ii) and have voting rights pursuant to Section 4(a)(ii) hereof, the holders of shares of Series A-2 Preferred Stock shall thereupon be entitled to receive out of legally available assets of the Corporation, before the payment, distribution or setting apart for payment or distribution of any amount in respect of the Common Stock, the Series A Preferred Stock or the Series A-1 Preferred Stock or any shares of Preferred Stock not issued and outstanding on the date of issuance of the Series A-2 Preferred Stock, a preferential amount (the "Senior Liquidation Amount") per share of Series A-2 Preferred Stock, payable in cash equal to the GREATER of:

                                    (i)     the Original Purchase Price (as
defined in Section 9 hereof) plus (x) all declared but unpaid dividends or distributions (if any), and (y) an amount equal to 25% per annum of the Original Purchase Price compounded from the date of the issuance of such share of Series A-2 Preferred Stock; or

                                    (ii)    such amount per share of Series
A-2 Preferred Stock as would have been payable upon such Liquidation had each such share of Series A-2 Preferred Stock been converted into Common Stock immediately prior to such Liquidation (without regard to Section 5(a)(ii) hereof), plus all declared but unpaid dividends or distributions (if any).

                           b.       PREFERRED STOCK PREFERENCE.  In the event
of a Liquidation, the holders of the shares of Series A-1 Preferred Stock (and, when Section 3(a) does not apply, the shares of Series A-2 Preferred stock) shall thereupon be entitled to receive out of legally available assets of the Corporation, after any payment pursuant to Section 3(a) but before the payment, distribution or setting apart for payment or distribution of any amount in respect of the Common Stock or any shares of Preferred Stock not issued and outstanding on the date of issuance of the Series A-1 and Series A-2 Preferred Stock and pari passu with any shares of Series A Preferred Stock, a preferential amount (the "Liquidation Amount") per share of Series

A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be, payable in cash equal to the GREATER of:

                                    (i)     the Original Purchase Price (as
defined in Section 9 hereof) plus (x) all declared but unpaid dividends or distributions (if any), and (y) an amount equal to 9% per annum of the Original Purchase Price compounded from the date of each respective holder's original purchase of the Series A-1 or Series A-2 Preferred Stock, as the case may be; or

                                    (ii)    such amount per share of Series
A-1 or Series A-2 Preferred Stock, as the case may, as would have been payable upon such Liquidation had each such share of Series A-1 or Series A-2 Preferred Stock, as the case may be, been converted into Common Stock immediately prior to such Liquidation, plus all declared but unpaid dividends or distributions (if any).

                           c.       PRORATION.  If the assets of Corporation
available for distribution to holders of shares of Series A Preferred Stock and Series A-1 Preferred Stock and, if Section 3(a) does not apply, Series A-2 Preferred Stock are insufficient to pay the full preferential amount payable to such holders, then all assets legally available for distribution shall be distributed among the holders of Series A Preferred Stock and Series A-1 Preferred Stock and, if Section 3(a) does not apply, Series A-2 Preferred Stock pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation if all amounts payable on or with respect to such shares were paid in full.

                           d.       TREATMENT OF MERGERS, CONSOLIDATIONS OR
SALES OF ASSETS. Unless the holders of a majority of the outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class, elect to have the provisions of
Section 5(c)(viii) apply, for purposes of Section 3(a) and (b) above, a sale of all or substantially all of the assets of the Corporation or a merger or consolidation of the Corporation with or into another corporation, following which the holders of the Corporation's outstanding capital stock immediately prior to such merger, consolidation or sale of assets do not own a majority of the outstanding voting securities of the surviving entity (a "Sale Event"), shall be treated as a Liquidation, entitling the holders of Series A-1 Preferred Stock and Series A-2 Preferred Stock to receive their respective Liquidation Amounts upon consummation of such Sale Event; PROVIDED HOWEVER, that a Sale Event shall not be treated as a Liquidation if either:

                                    (i)     payment of the Liquidation Amounts
would prevent the Sale Event from being accounted for as a "pooling of interests" transaction, (B) such treatment is a necessary condition to accomplishing the Sale Event, and (C) the holders of the Series A-1 Preferred Stock and Series A-2 Preferred Stock receive securities or other property upon consummation of the Sale Event valued at an amount per share equal to the Original Purchase Price plus a return of 20% of the Original Purchase Price per annum compounded from the date of each respective holder's original purchase of the Series A-1 Preferred Stock or the Series A-2 Preferred Stock, or

                                    (ii)    under Section 5(c)(viii) (without
regard to Section 5(a)(ii)), the holders of Series A-1 Preferred Stock and Series A-2 Preferred Stock would receive freely tradable securities upon consummation of such Sale Event valued at the time of receipt at no less than their respective Liquidation Amounts.

                           e.       PAYMENT TO COMMON STOCKHOLDERS.  After
payment of the full Senior Liquidation Amount, if applicable, and the full Liquidation Amount to the holders of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, as the case may be, and of the liquidation preferences of any other series of Preferred Stock, all remaining assets of the Corporation shall be distributed to the holders of Common Stock.

                  4.       VOTING RIGHTS.

                           a.       GENERAL.

                                    (i)     Unless voting rights for shares of
Series A-2 Preferred Stock are provided by law or are otherwise provided herein, including without limitation Section 4(b) hereof, the holders of the shares of Series A-2 Preferred Stock shall not have any voting rights until the holders of a majority of the voting power of those classes and series of capital stock outstanding prior to the date of issuance of the Series A-2 Preferred Stock, present in person or by proxy at a meeting at which a quorum is present, approve the grant of voting rights to shares of Series A-2 Preferred Stock.

                                    (ii)    After such stockholders approve the
grant of voting rights to the holders of Series A-2 Preferred Stock, then, except as expressly required by law or as otherwise provided herein, including without limitation Sections 4(b) and 4(c) hereof, the holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall vote together with the holders of shares of Common Stock as a single class on all matters as to which the holders of shares of the Corporation may be entitled to vote. The holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which their respective shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock are convertible on the record date for such vote. The voting rights conferred upon the holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock herein shall be in addition to those provided by law, and neither any provision in the Certificate of Incorporation of the Corporation or Bylaws nor any action taken by the Corporation shall decrease or otherwise affect said voting rights provided by law.

                           b.       PROTECTIVE PROVISIONS.  Except as expressly
required by law or as otherwise provided herein,

                                    (i)     so long as any shares of Series A-1
Preferred Stock or Series A-2 Preferred Stock are outstanding, the Corporation shall not, without first obtaining the written consent or the affirmative vote of the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be, voting separately as a class, take or permit any of the following actions:

                                            (A)      any amendment to the
Certificate of Incorporation of the Corporation that would increase the authorized number of shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be; or

                                            (B)      any amendment to the
Certificate of Incorporation or the Bylaws of the Corporation or any other action that would adversely affect any of the rights, powers, preferences or privileges of the shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be;

                                    (ii)    unless and until the shares of
Series A-2 Preferred Stock become convertible into Common Stock pursuant to
Section 5(a)(ii) hereof, the Corporation shall not, without first obtaining the written consent or the affirmative vote of the holders of a majority of the then outstanding shares of Series A-2 Preferred Stock, voting separately as a class, take or permit any of the following actions:

                                            (A) any authorization or issuance
of any shares of capital stock of the Corporation, or any securities or other instruments convertible into, exchangeable or exercisable for shares of capital stock of the Corporation, having rights to dividends or amounts payable upon liquidation or redemption ranking senior to or pari passu with the common rights of the Series A-2 Preferred Stock;

                                            (B) any amendment of the terms of
any existing shares of capital stock of the Corporation, or any securities or other instruments convertible into, exchangeable or exercisable for shares of capital stock of the Corporation, to provide for rights to dividends or upon liquidation or redemption ranking senior to or pari passu with the common rights of the Series A-2 Preferred Stock;

                                            (C) any declaration or payment of a
dividend on any shares of capital stock of the Corporation other than the Series F Preferred Stock; or

                                            (D) any direct or indirect
redemption, repurchase or other acquisition by the Corporation of any of its capital stock other than the Series F Preferred Stock;

                                    (iii)   so long as a majority of the
aggregate number of shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock originally issued are outstanding, the Corporation shall not, without first obtaining the written consent or the affirmative vote of the holders of seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class, take or permit any of the following actions:

                                            (A) any recapitalization of a
type described in Section 5(c)(vii);

                                            (B) any declaration or payment of a
dividend on any shares of capital stock of the Corporation other than the Series F Preferred Stock; or

                                            (C) except for a redemption of
Series A-2 Preferred Stock pursuant to Section 6 hereof, which shall require no stockholder or director approval, any direct or indirect redemption, repurchase or other acquisition by the Corporation of any of its capital stock other than the Series F Preferred Stock;

                                    (iv) so long as a majority of the aggregate
number of shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock originally issued are outstanding, the Corporation shall not, without first obtaining the written consent or the affirmative vote of the holders of sixty-five percent (65%) of the then outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class, take or permit any of the following actions:

                                            (A)  any authorization or issuance
of any shares of capital stock of the Corporation, or any securities or other instruments convertible into, exchangeable or exercisable for shares of capital stock of the Corporation, having rights to dividends or amounts payable upon liquidation or redemption ranking senior to or pari passu with the common rights of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock;

                                            (B) any amendment of the terms of
any existing shares of capital stock of the Corporation, or any securities or other instruments convertible into, exchangeable or exercisable for shares of capital stock of the Corporation, to provide for rights to dividends or upon liquidation or redemption ranking senior to or pari passu with the common rights of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock;

                                            (C) except for a redemption of
Series A-2 Preferred Stock pursuant to Section 6 hereof, which shall require no stockholder or director approval, any direct or indirect redemption, repurchase or other acquisition by the Corporation of any series of Preferred Stock (other than the Series F Preferred Stock, the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock) before September 7, 2006; or

                                            (D) any Fundamental Change (as
defined in Section 5(c)(viii)).

                           c.       RIGHT TO ELECT DIRECTORS.

                                    (i)     DEFINITION OF EVENT OF DEFAULT.  An
Event of Default will be deemed to have occurred if the Corporation fails to comply with or breaches any material provision hereof, of the Investor Rights Agreement or any Stock Purchase Agreement, and such breach or failure is not cured by the Corporation within 30 days after written notice thereof is furnished to the Corporation.

                                    (ii)    CONSEQUENCES OF EVENTS OF DEFAULT.

                                            (A) If any Event of Default occurs,
the holders of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class, shall thereupon be entitled to elect two members to the Corporation's Board of Directors. Such right to elect two members to the Board of Directors will continue until such time as the condition constituting the Event of Default ceases to exist, at which time such right will terminate subject to revesting upon the reoccurrence and continuation of any Event of Default. Any director elected pursuant to this
Section 4(c)(ii)(A) will continue to serve as a director until three months following the date on which there is no longer any Event of Default.

                                            (B) If any Event of Default occurs,
each holder of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

                                    (iii)   REMOVAL; REPLACEMENT.  Any director
elected pursuant to Section 4(c)(ii)(A) may be removed and replaced, with or without cause by the vote of the holders of a majority of the shares of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class. If any vacancy shall exist for any reason in any directorship that the holders of such shares are entitled to appoint or elect, such vacancy may be filled only by such holders, by delivery to the Corporation of a written instruction by the affirmative vote of the holders of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class, or in any other manner that is in accordance with the Certificate of Incorporation and the Bylaws of the Corporation or otherwise authorized by law.

                                    (iv)    SERIES A-2 PREFERRED STOCK.  The
rights of holders of shares of Series A-2 Preferred Stock under this Section 4(c) shall be effective only following the approval of the grant of voting rights to shares of Series A-2 Preferred Stock pursuant to Section 4(a)(i) hereof.

                  5.       VOTING RIGHTS.

                           a.       OPTIONAL CONVERSION.

                                    (i)     Subject to subsection (ii), each
share of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be convertible at any time at the option of the holder thereof into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Purchase Price of such series by the Conversion Price then in effect for such series (the "Conversion Ratio"). The Conversion Price of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock shall initially equal 10% of the respective Original Purchase Price, and may thereafter be adjusted from time to time in accordance with Section 5(c) hereof.

                                    (ii)    Each share of Series A-2 Preferred
Stock shall be convertible only at and after such time that the holders of a majority of the voting power of those classes and series of the capital stock outstanding prior to the date of issuance of the Series A-2 Preferred Stock, present in person or by proxy at a meeting at which a quorum is present, approve the grant of such conversion rights to shares of Series A-2 Preferred Stock.

                           b.       AUTOMATIC CONVERSION.

                                    (i)    MANDATORY CONVERSION (MARKET EVENTS).
Subject to the provisions of Sections 5(a)(ii) and 5(d), all outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, shall be automatically converted into shares of Common Stock at the then effective Conversion Ratio:

                                            (A)  upon the closing of an
underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds to the Corporation are at least $50,000,000 and in which the price per share of Common Stock equals or exceeds 15% of the Original Purchase Price; or

                                            (B) upon written notice from the
Corporation to the holders thereof at any time within 10 days after the end of any period of 20 consecutive Trading Days in which the Market Price of the Common Stock has exceeded twenty percent (20%) of the respective Liquidation Amount (determined as of the close of business on the last Trading Day before the beginning of such 20-day period); PROVIDED THAT the shares of Common Stock issued upon conversion of the Series A-1 Preferred Stock and Series A-2 Preferred Stock are then freely tradable in the public markets without any restriction on the holder thereof (other than a restriction resulting from participation on the Board of Directors of the Corporation by any holder of the Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be).

                                    (ii)    MANDATORY CONVERSION (CONVERSION OF
OTHER SHARES). Subject to the provisions of Sections 5(a)(ii) and 5(d), all outstanding shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be, shall be automatically converted into shares of Common Stock at the then effective Conversion Ratio at such time as less than 20% of the shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, respectively, remain outstanding.

                                    (iii)   SERIES A-2 PREFERRED STOCK.  If any
of the events described in Sections 5(b)(i) or (ii) have previously occurred with respect to the Series A-2 Preferred Stock at the time such shares become convertible pursuant to Section 5(a)(ii), such shares shall thereupon automatically convert into shares of Common Stock at the then effective Conversion Ratio.

                           c.       ADJUSTMENT TO APPLICABLE CONVERSION PRICE.
In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price shall be subject to adjustment from time to time as provided in this Section 5(c).

                                    (i)     UPON OTHER SALES OF COMMON STOCK.
If at any time while any shares of the Series A-1 Preferred Stock or Series A-2 Preferred Stock are outstanding, the Corporation issues or sells, or in accordance with Section 5(c)(ii) is deemed to have issued or sold, any shares of Common Stock or Common Stock Equivalents (as defined below) without consideration or at a price per share less than the Conversion Price of the Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be, in effect immediately prior to such time, then immediately upon such issue or sale, the Conversion Price shall be adjusted to equal the product obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction:

                                            (A) the numerator of which shall
be (i) the number of shares of Common Stock Deemed Outstanding (as defined in Section 9 hereof) immediately prior to such issue or sale plus (ii) the number of shares of Common Stock or Common Stock Equivalents which the aggregate purchase price of the total number of additional shares so issued or sold would purchase at the then effective Conversion Price, and

                                            (B) the denominator of which shall
be (i) the number of shares of Common Stock Deemed Outstanding on the date immediately prior to such issue or sale plus (ii) the number of additional shares of Common Stock or Common Stock Equivalents so issued or sold.

Notwithstanding the foregoing, this Section 5(c)(i) shall not apply with respect to the issuance of: (i) Common Stock upon the conversion of any shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock; (ii) the securities issuable upon the exercise or conversion of any right, warrant, option or other convertible security outstanding at the time of the issuance of the Series A-1 Preferred Stock and Series A-2 Preferred Stock; and (iii) up to 500,000 shares of Common Stock or options to purchase such shares of Common Stock issued or issuable at prices lower than the then current Conversion Price pursuant to any employee benefit plans approved by the Board of Directors of the Corporation or the Compensation Committee thereof.

                                    (ii)    UPON ISSUANCES OF WARRANTS, OPTIONS
AND RIGHTS TO PURCHASE COMMON STOCK OR OTHER CONVERTIBLE SECURITIES.

                                            (A)  COMMON STOCK EQUIVALENTS.  If
the Corporation in any manner issues or sells any options, warrants or rights to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exercisable or exchangeable for Common Stock (collectively, "Common Stock Equivalents") and the price per share for which Common Stock is issuable upon the exercise, conversion or exchange of such Common Stock Equivalents is LESS THAN the respective Conversion Price of the Series A-1 Preferred Stock or Series A-2 Preferred Stock in effect immediately prior to the time of such issuance or sale, then, for purposes of this Section 5(c), the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of such Common Stock Equivalents shall be deemed to be outstanding and to have been issued and sold by the Corporation for the "Net Consideration Per Share". For purposes of this paragraph, the "Net Consideration Per Share" is determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise, conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of all such Common Stock Equivalents. No adjustment of the respective Conversion Price for the Series A-1 Preferred Stock or Series A-2 Preferred Stock shall be made under Section 5(c)(i) upon the issuance of any shares of Common Stock pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any such adjustment shall previously have been made upon the original issuance of any such Common Stock Equivalents as provided above.

                                            (B)  DECREASES IN NET CONSIDERATION
PER SHARE. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the respective Conversion Price of the Series A-1 Preferred Stock and Series A-2 Preferred Stock will be adjusted to that which would have been obtained had (1) the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the decreased Net Consideration Per Share of such securities, and (2) all other adjustments made to the respective Conversion Price of the Series A-1 Preferred Stock and Series A-2 Preferred Stock since the date of issuance of such Common Stock Equivalents been made to such Conversion Price as adjusted pursuant to (1) above. Any adjustment of the respective Conversion Price pursuant to this paragraph which relates to Common Stock Equivalents shall be disregarded, in whole or in part, as applicable, if, as, and when all, or such portion, of such Common Stock Equivalents expire or are cancelled without being exercised, so that the respective Conversion Price of the Series A-1 Preferred Stock and Series A-2 Preferred Stock effective immediately upon such cancellation or expiration shall be equal to the respective Conversion Price of the Series A-1 Preferred Stock and Series A-2 Preferred Stock in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Conversion Price had the expired or cancelled Common Stock Equivalents not been issued.

                                    (iii)   CONSIDERATION OTHER THAN CASH.  If
any Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Corporation. If any Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be (A) the Market Price, in the case of securities or (B) the fair value thereof, in the case of any other consideration. The fair value of any consideration other than cash or securities shall be determined jointly by the Corporation and the holders of a majority of the Series A-1 Preferred Stock and Series A-2 Preferred Stock. If such parties are unable to reach agreement within thirty (30) days, such fair value shall be determined by an Appraisal.

                                    (iv)    INTEGRATED TRANSACTIONS.  In case
any Common Stock Equivalents are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Common Stock Equivalents by the parties thereto, the Common Stock Equivalents shall be deemed to have been issued without consideration.

                                    (v)     REACQUIRED SHARES.  The disposition
of any shares owned or held by or for the account of the Corporation or any subsidiary of the Corporation shall be considered an issue or sale of Common Stock.

                                    (vi)    RECORD DATE.  If the Corporation
determines a record date of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or Common Stock Equivalents or (B) to subscribe for or purchase Common Stock or Common Stock Equivalents, then, for purposes of this

Section 5(c), such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                    (vii)   STOCK SPLITS, STOCK DIVIDENDS AND
RECAPITALIZATIONS. If the Corporation, at any time while any shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock are outstanding, shall (A) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether Common Stock or capital stock of any class), (B) subdivide its outstanding shares of Common Stock into a larger number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the Conversion Price designated in Section 5(a) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(c)(vii) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                                    (viii)  CAPITAL REORGANIZATION, MERGER OR
SALE OF ASSETS. Any recapitalization, reorganization, or reclassification (other than as described in Section 5(c)(vii)), or any consolidation, merger, sale of all or substantially all of the assets of the Corporation to another person or entity or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as a "Fundamental Change." Subject to the provisions of Section 3(d), prior to the consummation of any Fundamental Change, the Corporation shall make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock) to ensure that all holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore issuable upon conversion thereof, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock issuable upon conversion thereof immediately before the Fundamental Change (without regard to Section 5(a)(ii) hereof). In any such case, the Corporation shall make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock) with respect to the rights and interests of all holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock to ensure that the provisions of this Section 5 shall thereafter be applicable to the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Ratio taking into account the value of the Common Stock reflected by the terms of such consolidation, merger or sale, if the value per share so reflected is less than the Market Price of the Common Stock in effect immediately prior to such consolidation, merger or sale. The Corporation shall not effect any such consolidation, merger or sale unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively), the obligation to deliver to holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to acquire.

                                    (ix)    OTHER DILUTIVE ISSUANCES.  If any
event occurs of the type contemplated by the provisions of this Section 5(c) but not expressly provided for by such provisions, including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, then the Board of Directors shall make an appropriate adjustment in the respective Conversion Price so as to protect the rights of the holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively.

                           d.       SURRENDER OF CERTIFICATES; PARTIAL
CONVERSION. Upon a conversion pursuant to Section 5(a) hereof, the holder of any shares of Series A-1 Preferred or Series A-2 Preferred Stock (after such time as shares of Series A-2 Preferred Stock may be converted to Common Stock) to be converted shall surrender the certificates representing the shares of Series A-1 Preferred or Series A-2 Preferred Stock, as the case may be, duly endorsed, at the office of the Corporation or of its transfer agent and give written notice to the Corporation that such holder elects to convert such shares of Series A-1 Preferred or Series A-2 Preferred Stock or specified portion thereof into shares of Common Stock as set forth in such notice (the "Conversion Notice"). Each Conversion Notice shall be given by facsimile or by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Corporation at the facsimile, telephone number or address of the principal place of business of the Corporation. Any conversion of shares of Series A-1 Preferred or Series A-2 Preferred Stock into Common Stock shall be effective as of the date of the Corporation's receipt of such notice (the "Conversion Date"). After such time as shares of Series A-1 Preferred or Series A-2 Preferred Stock may be converted to Common Stock, upon an automatic conversion pursuant to Section 5(b), the outstanding shares of Series A-1 Preferred or Series A-2 Preferred Stock, as the case may be, shall thereupon be converted automatically without any further action by the Corporation or the holders of such shares. At such time as the certificate or certificates representing shares of Series A-1 Preferred or Series A-2 Preferred Stock which have been converted are surrendered to the Corporation, a certificate or certificates representing the number of shares of Common Stock issuable upon conversion thereof shall be issued and delivered. In case of conversion of only part of the shares of Series A-1 Preferred or Series A-2 Preferred Stock represented by a certificate or certificates surrendered to the Corporation, the Corporation also shall forthwith issue and deliver a new certificate for the number of shares of Series A-1 Preferred or Series A-2 Preferred Stock, which had not been converted. Until such time as the certificate or certificates representing shares of Series A-1 Preferred or Series A-2 Preferred Stock which are being converted are surrendered to the Corporation and a certificate or certificates representing the shares of Common Stock into which such shares of Series A-1 Preferred or Series A-2 Preferred Stock have been converted have been issued and delivered, the certificate or certificates representing the shares of Series A-1 Preferred or Series A-2 Preferred Stock which had been converted shall represent the shares of Common Stock into which such shares of Series A-1 Preferred or Series A-2 Preferred Stock, as the case may be, have been converted.

                           e.       RESERVATION OF COMMON STOCK.  The
Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all the shares of Series A-1 Preferred and Series A-2 Preferred Stock (without regard to Section 5(a)(ii)) from time to time outstanding. As a condition precedent to the taking of any action which would cause an adjustment increasing the number of shares into which the outstanding shares of Series A-1 Preferred or Series A-2 Preferred Stock may be converted, the Corporation shall take such corporate action as may be necessary in order that it may validly and legally issue to the holders of shares of Series A-1 Preferred and Series A-2 Preferred Stock upon conversion fully paid and non-assessable shares of Common Stock as may be required by this Section 5. If the Common Stock issuable upon conversion of the shares of Series A-1 Preferred and Series A-2 Preferred Stock is listed on any national securities exchange, the Corporation shall cause all shares reserved for such conversion to be listed on such exchange, subject to official notice of issuance upon such conversion.

                           f.       FRACTIONAL SHARES.  In lieu of any
fractional shares to which the holder of the Series A-1 Preferred or Series A-2 Preferred Stock otherwise would be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Market Price of the Corporation's Common Stock on the applicable Conversion Date.

                           g.       NO REISSUANCE OF SHARES. No shares of
Series A-1 Preferred or Series A-2 Preferred Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled and retired and shall resume the status of authorized shares of Preferred Stock without designation as to series.

                  6.       REDEMPTION.

                           a.       MANDATORY REDEMPTION.  If the shares of
Series A-2 Preferred Stock do not have both conversion rights pursuant to
Section 5(a)(i) hereof and voting rights pursuant to section 4(a)(ii) hereof by March 31, 2002, a holder of Series A-2 Preferred Stock may, at its option and upon giving a Redemption Notice to the Corporation, redeem all or any portion of such holder's shares of Series A-2 Preferred Stock on any date on or after September 30, 2002 (the "Redemption Date") specified in such request. The redemption price for each share of Series A-2 Preferred Stock shall equal (i) the Original Purchase Price plus all declared and unpaid dividends thereon, plus
(ii) a redemption premium of 25% per annum of the Original Purchase Price compounded annually from the date of the original issuance of such shares of Series A-2 Preferred Stock up to and including the date on which such shares are redeemed (the "Redemption Price"). Unless and until redemption of any shares of Series A-2 Preferred Stock, such shares shall continue to have all other rights of the Series A-2 Preferred Stock.

                           b.       REDEMPTION NOTICE.  At least 30 days before
the Redemption Date, written notice (the "Redemption Notice") shall be given by the holder of such Series A-2 Preferred Stock to be redeemed by facsimile or by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Corporation. The Redemption Notice shall state:

                                    (i)     the number of shares of Series A-2
Preferred Stock held by the holder that are to be redeemed by the Corporation;

                                    (ii)    the Redemption Date and the
Redemption Price; and

                                    (iii) that the holder will surrender to the
Corporation, in the manner and at the place designated by the Corporation, such holder's certificate or certificates representing the shares of Series A-2 Preferred Stock that are being redeemed.

                           c.       INSUFFICIENT FUNDS FOR REDEMPTION.  If the
funds of the Corporation legally available for redemption of any shares of Series A-2 Preferred Stock on any Redemption Date are insufficient to redeem the number of shares of Series A-2 Preferred Stock to be so redeemed pursuant to any Redemption Notice, the holders of shares of Series A-2 Preferred Stock to be redeemed shall share ratably in any funds legally available for redemption of such shares according to the respective amounts that would be payable with respect to the number of shares owned by them if the shares to be so redeemed were redeemed in full. The shares of Series A-2 Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A-2 Preferred Stock, such funds will be used as soon as practicable to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above until such redemption obligations have been fully discharged. For purposes of determining whether funds are legally available for redemption of shares of the Series A Preferred Stock as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law.

                           d.       SURRENDER OF CERTIFICATES.  On or before a
Redemption Date, each holder of Series A-2 Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated by the Corporation (or if no such designation is made, the Corporation's main office), and thereupon the Redemption Price for such shares shall be payable on the Redemption Date to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           e.       NO REISSUANCE OF SERIES A-2 PREFERRED STOCK.
No shares of Series A-2 Preferred Stock acquired by the Corporation by reason of redemption or otherwise shall be reissued, and all such shares shall be canceled and retired and shall resume the status of authorized shares of Preferred Stock without designation as to series.

                  7.       LIMITATION OF LIABILITY.

                           a.       To the maximum extent permitted by law, the
Corporation does hereby exonerate the holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock and their designees serving on the Board of Directors from time to time, or any person or entity being represented by or acting on behalf of any of the foregoing, directly and indirectly, and their respective successors and assigns (collectively, "Indemnitees") and waives and releases any suit, claim, demand or cause of action of any kind arising from any action taken or failure to take any action by an Indemnitee, unless such action or failure to take action constitutes self-dealing or willful misconduct, and to the maximum extent permitted by law, no Indemnitee shall be personally liable for monetary damages as such for any action or failure to take action.

                           b. The Corporation shall indemnify and hold harmless
each Indemnitee made or threatened to be made a party to, or having to appear as a witness in connection with, a Proceeding (as hereinafter defined), to the fullest extent permitted by law and against all expense, liability and loss, including without limitation judgments, penalties, fines (including without limitation excise taxes with respect to employee benefit plans, settlements and reasonable expenses), and attorneys' fees and disbursements incurred or suffered by the Indemnitee in connection with any Proceeding (as hereinafter defined), except to the extent that the act or failure to act giving rise to the claim for indemnification is determined by a court of competent jurisdiction without right of appeal to have constituted bad faith or, in the case of a criminal proceeding, unlawful conduct that the Indemnitee had reasonable cause to believe was unlawful. The right to indemnification provided in this Section 7 shall include the right, upon written request to the Corporation, to have the expenses incurred by the Indemnitee in connection with any Proceeding (including without limitation attorney's fees and disbursements) paid or reimbursed by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by law; provided that, if law so requires, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made upon delivery to the Corporation of a written affirmation by the Indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee was not entitled to be indemnified under this Section 7 or otherwise. The written undertaking required by the preceding sentence is an unlimited general obligation of the Indemnitee, but need not be secured and shall be accepted without reference to financial ability to make repayment. Indemnification pursuant to this Section 7 shall continue as to an Indemnitee who has ceased to be a holder of shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, a Director or an officer or ceased to have any relationship with the Corporation and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. For purpose of this Section 7, "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation any action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, against any one or more Indemnitees arising from or in connection with any action or failure to take action pursuant hereto or any right, power or privilege granted hereunder or in connection with any duty of such Indemnitee to the Corporation. The rights to indemnification and to the advancement of expenses provided in this Section 7 shall not be exclusive of any other rights that any person or entity may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of Stockholders or Directors, or otherwise.

                           c.       The provisions of this Section 7 relating
to the limitation of Indemnitees' liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of the Indemnitees which may be modified as to any Indemnitee only with that person's or entity's consent or as specifically provided in this Section 7. Notwithstanding any provision in the Certificate of Incorporation of the Corporation relating to amendment of the Certificate of Incorporation of the Corporation generally, no repeal or amendment of this Section 7 can be effective without the prior written consent of the holders of a majority of the Series A-1 Preferred Stock and Series A-2 Preferred Stock, and any such amendment or repeal which is adverse to any Indemnitee shall apply to such Indemnitee only on a prospective basis and shall not reduce any limitation on the personal liability of an Indemnitee or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

                           d.       In the case of any change in law which
expands the liability of an Indemnitee or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the right to limited liability, to indemnification and to the advancement of expenses provided in this Section 7 shall continue as theretofore to the extent permitted by law. Conversely, if any change in law permits the Corporation to limit further the liability of an Indemnitee or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                  8. NOTICES OF RECORD DATE; SPECIAL MEETING. In the event of:

                           a.       any taking by the Corporation of a record
of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                           b.       any capital reorganization of the
Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                           c.       any voluntary or involuntary dissolution,
liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A-1 Preferred Stock and Series A-2 Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which such action is to be taken.

                           d.       Notwithstanding anything to the contrary in
the Corporation's Bylaws or Certificate of Incorporation, the Corporation shall, upon the written request of holders of a majority of the outstanding shares of Series A-2 Preferred Stock, call one or more special meetings of the stockholders of the Corporation, from time to time for the purpose of approving the provision of voting and/or conversion rights to the holders of the shares of Class A-2 Preferred Stock.

                  9.       DEFINED TERMS.

For purposes hereof:

                           a.       "APPRAISAL" means the determination of fair
value by an appraiser selected by the Corporation and by the holders of a majority of the Series A-1 Preferred Stock and Series A-2 Preferred Stock. In the event that the Corporation and the holders of a majority of the Series A-1 Preferred Stock and Series A-2 Preferred Stock are unable to agree upon an appraiser within five days, then the Corporation and the holders of a majority of the Series A-1 Preferred Stock and Series A-2 Preferred Stock shall each choose an appraiser within five days thereafter who shall each complete their appraisals and provide a written report of the results thereof to the Corporation and the holders of the Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, within thirty (30) days thereafter. If the appraisals made by such appraisers do not differ by more than ten (10%) percent of the amount of the higher appraiser, the two appraisals shall be averaged to determine the fair value. It the appraisals differ by more than ten (10%) percent of the amount of the higher appraiser, then a third appraiser shall be chosen by the first two appraisers within five days after the report of the two appraisers has been submitted. If such appraisers are unable to agree upon the third appraiser within such time, such third appraiser shall be designated by the American Arbitration Association in San Diego, California ("AAA") upon application of the Corporation or the holders of a majority of the Series A-1 Preferred Stock and Series A-2 Preferred Stock, and such third appraiser shall complete its appraisal and provide a written report of the results to the Corporation and the holders of the Series A-1 and Series A-2 Preferred Stock, within thirty (30) days after such third appraiser is selected. If the appraisal of such third appraiser falls between the two prior appraisals, then the third appraisal shall determine the fair value. If the third appraisal is higher or lower than both of the prior appraisals, then the third appraisal and the prior appraisal which is most similar in amount to the third appraisal shall be averaged to determine the fair value: The determination of such appraisers shall be final and binding on the Corporation and all holders of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, and the fees and expenses of such appraisers shall be paid by the Corporation.

                           b.       "COMMON STOCK DEEMED OUTSTANDING" means, at
any given time, the number of shares of Common Stock actually outstanding at such time (excluding any shares held by or for the account of the Corporation or any subsidiary of the Corporation), plus the number of shares of Common Stock deemed to be outstanding upon the conversion of the Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be, and upon the exercise, exchange or conversion of all Common Stock Equivalents outstanding immediately prior to an issuance or sale of Common Stock pursuant to Section 5(c) hereof.

                           c.       "ORIGINAL PURCHASE PRICE" of the Series A-1
Preferred Stock and Series A-2 Preferred Stock means the price per share at which the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock were sold by the Corporation (as adjusted for stock dividends, stock splits, combinations, reclassifications or other similar events involving the Series A-1 Preferred Stock and Series A-2 Preferred Stock).

                           d.       "INVESTOR RIGHTS AGREEMENT" means that
certain Investor Rights Agreement entered into by and among the Corporation and the original purchasers of the Series A-1 Preferred Stock and Series A-2 Preferred Stock on or about the date(s) of the issuance of the Series A-1 Preferred Stock and Series A-2 Preferred Stock, as amended from time to time.

                           e.       "MARKET PRICE" with respect to the
Corporation's Common Stock means on any particular date (i) the last sale price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last price on such exchange on the last Trading Date preceding such date, or (ii) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, the average of the bid and asked price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq SmallCap Market at the close of business on such date, or
(iii) if the Common Stock is not quoted on the Nasdaq SmallCap Market, the average of the bid and asked price for a share of Common stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) or (iv) if the Common Stock is not listed on any domestic securities exchange or quoted in the Nasdaq system or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A-1 Preferred Stock and Series A-2 Preferred Stock; provided that if such parties are unable to reach agreement within thirty (30) days, such fair value shall be determined by an Appraisal.

                           f.       "STOCK PURCHASE AGREEMENT" means each
agreement for the purchase and sale of Series A Preferred Stock, Series A-1 Preferred Stock or Series A-2 Preferred Stock entered into by and among the Corporation and the original purchasers thereof, as amended from time to time.

                           g.       "TRADING DAY" means (i) a day on which the
Common Stock is traded on the Nasdaq National Market or principal stock exchange on which the Common Stock has been listed, or (ii) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq SmallCap Market, or (c) if the Common Stock is not quoted on the Nasdaq SmallCap Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

SIXTH: The shares of Series F Convertible Preferred Stock shall have the respective powers, preferences and rights as follows:

                  1. RANKING. The shares of Series F Convertible Preferred Stock (the "F Preferred Stock") shall rank senior to all other shares of Preferred Stock with respect to dividends (including accrued but unpaid dividends payable upon liquidation), pari passu with all other shares of Preferred Stock with respect to liquidating distributions, and senior to the Junior Stock (as defined below) as to the distribution of assets (upon liquidation or otherwise) and payment of dividends.

                  2.       DIVIDENDS.

                           a.       Holders of F Preferred Stock shall be
entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends at the rate per share (as a percentage of the Stated Value (as defined below) per share) equal to 12.0% per annum, payable quarterly in arrears on March 1, June 1, September 1 and December 1 in each year, with the first dividend payable on December 1, 1997. Dividends on the F Preferred Stock shall accrue on March 1, June 1, September 1 and December 1 of each year beginning on December 1, 1997 and shall be deemed to accrue on such date whether or not earned or declared. Each such dividend shall be payable to holders of record as they appear on the books of the Corporation on such record dates, which shall be 30 days prior to the payment dates thereof unless another record date, which shall be no more than 45 days prior to such payment dates, shall be fixed by the Board of Directors of the Corporation. Holders of F Preferred Stock on an applicable record date for any dividend payment shall be entitled to receive such dividend payment and any other accrued and unpaid dividends which were accrued prior to such dividend payment date, without regard to any sale or disposition of such F Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. The Corporation shall pay interest on all accrued but unpaid dividends at an annual rate of 14.0% (or, if less, the maximum rate allowable by law) compounded annually from the date of accrual until paid. The shares of F Preferred Stock shall each have a stated value of $1,000.00 per share (the "Stated Value").

                           b. So long as any F Preferred Stock shall remain
outstanding, in no event shall any dividend or distribution (other than a dividend or distribution described in Section 5) be paid upon, nor shall any distribution be made in respect of, any other shares of Preferred Stock or the Junior Stock, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any other shares of Preferred Stock or the Junior Stock unless all dividends on the F Preferred Stock for all past dividend periods shall have been paid, plus interest at an annual rate of 14.0% (or, if less, the maximum rate allowable by law) compounded annually from the date of accrual until paid.

                  3. VOTING RIGHTS. Holders of F Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, with each share of such series entitled to the number of votes equal to the number of shares of Common Stock into which the shares of such series are then convertible. Except as otherwise provided by law or as otherwise provided herein, the holders of shares of F Preferred Stock shall vote with all other shares of capital stock outstanding as a single class. Provided, so long as any shares of the F Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of each such series as to which shares remain outstanding, (i) alter or change adversely the powers, preferences or rights given to the F Preferred Stock, or (ii) authorize or create any class of stock or series of preferred stock ranking as to dividends or distribution of assets (upon liquidation or otherwise) prior to the F Preferred Stock. So long as there are at least 250 shares of F Preferred Stock outstanding, the Corporation shall not, without the affirmative vote of a majority of the outstanding shares of such F Preferred Stock, take or permit to occur any of the following actions:

                                    (i)     an increase in the number of
persons serving on the Board of Directors;

                                    (ii)    any delegation of rights of the
Board of Directors to an executive or other committee of the Board of Directors currently existing or hereafter proposed, or to any other one or more persons or entities other than the duly elected officers of the Corporation in accordance with the Bylaws of the Corporation, except to the Compensation Committee and committees that report to the Board of Directors and have no authority to act or bind the Corporation;

                                    (iii)   any change to any provision in the
Certificate of Incorporation, or any provision in the Bylaws of the Corporation, except for changes in the Bylaws that would not materially and adversely affect any rights, powers or privileges of Series F Preferred;

                                    (iv)    any designation or reclassification
of any additional class, or series within a class, of capital stock of the Corporation, or any other change to any rights, powers or privileges incident to any shares, or any class or series of shares, of capital stock of the Corporation, or the authorization, creation or issuance of any warrants, options, bonds, debentures, notes or other instruments convertible into or exchangeable or exercisable for, or having rights to purchase, any shares other than Common Stock;

                                    (v)     any sale, lease, transfer or other
disposition of all or a substantial portion of the assets of the Corporation or any other disposition of significant assets, disposition of a product line or other disposition outside of the ordinary course of the business of the Corporation;

                                    (vi)    any merger, consolidation or other
business combination involving the Corporation or exchange of any shares, or any class or series thereof, of capital stock of the Corporation;

                                    (vii)   the acquisition of another business
operation or the assets thereof where the business operation or the assets are material to the Corporation at the time of such contemplated transaction;

                                    (viii)  entering into a joint venture or
distribution agreement or modifying any existing joint venture or distribution agreement, which agreement as originally executed or as modified does or is projected to (A) produce annual revenues of greater than $1,000,000 within two years of the effective date of such agreement or modification, or (B) expose the Corporation to out-of-pocket expenses or costs (exclusive of product liability or any other contingent liability) of, or require or permit the Corporation to invest, $1,000,000 or more;

                                    (ix)    any transaction with an Affiliate
(as defined in Section 7 hereof), except a transaction or series of transactions involving less than $200,000 in the aggregate and which are for services actually rendered (and out-of-pocket expenses related thereto) at the same rate the Corporation would have been charged (and expenses) for equivalent services rendered on an arm's-length basis;

                                    (x)     the establishment or modification
of any stock option plans, pension plans, qualified benefit plans or the like;

                                    (xi) any material change or material
modification to the Geographic Underwriters System Joint Service Agreement made as of October 1, 1992 between Insurance Service Office Inc. and the Corporation;

                                    (xii) any direct or indirect redemption,
purchase or other acquisition of any capital stock of the Corporation; or

                                    (xiii) any transaction of similar
substantive effect to any of the foregoing.

                  4. LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the business of the Corporation, whether voluntary or involuntary, the holders of shares of the F Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of the F Preferred Stock an amount equal to $1,000.00 per share, plus (i) an amount equal to accrued but unpaid dividends per share, whether declared or not, and (ii) interest on all accrued but unpaid dividends at an annual rate of 14.0% (or, if less, the maximum rate allowable by law) compounded annually from the date of accrual until paid, before any distribution shall be made to the holders of Common Stock of the Corporation, and if the assets of the Corporation shall be insufficient to pay in full such amounts, together with such amounts as are payable to the holders of other outstanding shares of the Corporation's Preferred Stock, then such assets shall be distributed (i) FIRST to the holders of shares of F Preferred Stock in an amount equal to (A) accrued but unpaid dividends on the F Preferred Stock, whether declared or not, and (B) interest on all accrued but unpaid dividends at an annual rate of 14.0% (or, if less, the maximum rate allowable by law) compounded annually from the date of accrual until paid, before any distribution shall be made to the holders of any other shares of Preferred Stock, and if the assets of the Corporation shall be insufficient to pay in full such amount, then such assets shall be distributed among the holders of shares of F Preferred Stock in accordance with the respective amounts that would be payable on such shares if such accrued but unpaid dividends and interest thereon were paid in full, and
(ii) SECOND among the holders of the Corporation's Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

                  5.       CONVERSION.

                           a.       Each share of F Preferred Stock, at the
option of the holder, shall be convertible into shares of Common Stock at the Conversion Ratio (as defined below) at the option of the holder, in whole or in part at any time on or after the earlier of (i) the closing by June 30, 1998 of a registered public offering of Common Stock, in which the gross proceeds of the offering are at least $15,000,000.00, and the offering price per share of Common Stock is greater than $8.00 per share (adjusted for stock splits, stock dividends, or other recapitalizations) (a "Qualified Offering") or (ii) July 1, 1998 (the "Conversion Term"). The holder shall effect conversions by delivering to the Corporation a written notice (the "Conversion Notice"), accompanied by the certificate, duly endorsed to the Corporation or in blank, representing the shares of the F Preferred Stock to be converted. Each Conversion Notice shall specify the number of shares of F Preferred Stock to be converted and the date on which such conversion is to be effected (the "Conversion Date"), which shall in no event be earlier than the date such Conversion Notice is given in accordance with Section 5(i) below. Each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of F Preferred Stock, the Corporation shall promptly deliver to the holder a certificate for such number of shares of F Preferred Stock as have not been converted.

                           b.       Within ten Trading Days (as defined below)
after the Conversion Date, the Corporation will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by federal and state securities law), representing the number of shares of Common Stock being acquired upon the conversion of shares of F Preferred Stock, and (ii) a certificate representing the number of shares of F Preferred Stock not converted; provided, however that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock, until certificates evidencing such shares of F Preferred Stock are either delivered to the Corporation or any transfer agent for the F Preferred Stock, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security acceptable to the Corporation) satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                           c.

                                    (i)     The initial Conversion Price of the
Series F Preferred shall be (i) 75% of the offering price per share of Common Stock sold by the Corporation in a Qualified Offering, or (ii) if no Qualified Offering is closed, 75% of the average Closing Bid Price for the Common Stock for the 20 consecutive Trading Days ending on June 30, 1998.

                                    (ii) If the Corporation, at any time while
any shares of F Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide its outstanding shares of Common Stock into larger number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the Conversion Price designated in Section 5(c)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                                    (iii) If the Corporation, at any time while
any shares of the F Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value (as defined below) of Common Stock at the record date mentioned below, the Conversion Price designated in Section 5(c)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii), if such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                                    (iv) If the Corporation, at any time while
any shares of F Preferred Stock are outstanding, shall grant or issue (A) options or warrants entitling the holder to subscribe for or purchase shares of Common Stock at an exercise price less than the Conversion Price of the F Preferred Stock, or (B) securities convertible into Common Stock at a conversion price less than the Conversion Price of the F Preferred Stock then the Conversion Price designated in Section 5(c)(i) shall be automatically reset to such lower conversion price. PROVIDED, that the adjustment provided by this
Section 5(c)(iv) shall not apply to issuance of securities pursuant to options, warrants, or conversion rights outstanding on the Original Issue Date (as defined below), and further, shall not be applicable until (i) the Corporation shall have issued, after the Original Issue Date, options, warrants, or convertible securities, exercisable or convertible into 250,000 shares of Common Stock at an exercise or conversion price less than the Conversion Price of the F Preferred, provided that such exercise or conversion price is equal to or greater than the Per Share Market Value on the date of issuance and (ii) the Corporation shall have issued, after the Original Issue Date, an aggregate of 250,000 shares of Common Stock or equity securities convertible into Common Stock at an issue or conversion price less than the Conversion Price of the F Preferred Stock. Such adjustment shall be made whenever such options, warrants, convertible securities or Common Stock are issued at an exercise or conversion price less than the Conversion Price, and such adjustment shall become effective immediately after the date on which such options, warrants or convertible securities are issued at an exercise or conversion price less than the Conversion Price. Provided, that the Corporation may, prior to the effective date of any adjustment under this Section 5(c)(iv), redeem all (but not less than all) of the then outstanding F Preferred Stock in accordance with the procedures of Section 6. In such case, the redemption price per share shall be the sum of (i) $1,000.00, (ii) all accrued but unpaid dividends, (iii) interest on such accrued but unpaid dividends at an annual rate of 14% (or, if less, the maximum rate allowable by law), and (iv) an amount equal to (A) 25% of Stated Value per share, compounded annually from the Original Issue Date to the Redemption Date, minus (B) all previously paid dividends on such shares being redeemed plus amounts payable under clause (ii).

                                    (v)     In case the Corporation, at any
time while shares of F Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of F Preferred Stock) evidences of its indebtedness or assets or rights or warrants, to subscribe for or purchase any security (excluding those referred to in Section 5(c)(iii) above) then in each such case the Conversion Price at which each share of the F Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors of the Corporation in good faith; provided, however that in the event of a distribution exceeding ten percent of the net assets of the Corporation, then such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Corporation) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of F Preferred Stock; and provided, further, that the Corporation, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determination by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of F Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                                    (vi) All calculations under this Section 5
shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                                    (vii) Whenever the Conversion Price is
adjusted pursuant to Section 5(c)(ii), (iii), (iv) or (v), the Corporation shall promptly mail to each holder of shares of F Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                                    (viii) In case of any reclassification of
the Common Stock, any consolidation or merger of the Corporation with or into another person, sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or property, then the holders of the shares of F Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the kind and amount of shares of stock and other securities and property receivable upon or deemed to be held following such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of a number of shares of the Common Stock of the Corporation into which such shares of F Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale transfer or share exchange shall include such terms so as to continue to give to the holder of shares of F Preferred Stock the right to receive the securities or property set forth in this Section 5(c)(viii) upon any conversion


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

following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers of share exchanges.

                                    (ix) In case:

                                            (A)  the Corporation shall declare
a dividend (or any other distribution) on its Common Stock; or

                                            (B) the Corporation shall declare a
special nonrecurring cash dividend on or a redemption of its Common Stock; or

                                            (C) the Corporation shall authorize
the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                                            (D) the approval of any stockholders
of the Corporation shall be required in connection with any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                                            (E) of the voluntary or involuntary
dissolution, liquidation or winding up of the affairs of the Corporation;

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of shares of F Preferred Stock, and shall cause to be mailed to the holders of shares of F Preferred Stock at their last addresses as they shall appear upon the stock books of the Corporation, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                           d. In case at any time conditions shall arise by
reason of action taken by the Corporation which in the opinion of the Board of Directors of the Corporation are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of shares F Preferred Stock (different than or distinguished from the effect generally on the rights of holders of any class of the Corporation's capital stock) or in case at any time any such conditions are expected to arise by reason of any action contemplated by the Corporation, an Appraiser selected by the holders of a majority in interest of the shares of F Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of the shares of Preferred Stock; provided, however, that the Corporation, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors of the Corporation shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price of the F Preferred Stock shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

                           e.       The Corporation covenants that it will at
all times reserve and keep available, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of F Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the holders of shares of Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c) hereof) upon the conversion of all outstanding shares of F Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly issued and fully paid and nonassessable.

                           f.       The Corporation shall not be required to
issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time.

                           g.       The issuance of certificates for shares of
Common Stock on conversion of shares of F Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                           h. Shares of F Preferred Stock converted into Common
Stock shall be canceled and shall have the status of authorized but unissued shares of Preferred Stock.

                           i.       Each Conversion Notice shall be given by
facsimile or by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Corporation at the facsimile telephone number or address of the principal place of business of the Corporation. Any such notice shall be deemed given and effective upon the earliest to occur of (i) receipt of such facsimile at such facsimile telephone number, (ii) three days after deposit in the United States mail, or (iii) upon actual receipt by the party to whom such notice is required to be given.

                  6.       REDEMPTION.

                           a.       OPTIONAL REDEMPTION.  The F Preferred Stock
may be redeemed, in whole or in part at the option of the Corporation, at any time on or after June 30, 1998; PROVIDED the average Closing Bid Price of the Corporation's Common Stock for the 20 Trading Days preceding the date of the Redemption Notice (which such 20-trading day period may include Trading Days that fall on or prior to June 30, 1998) exceeds 200% of the Conversion Price of the F Preferred Stock, and the redemption price per share shall be the sum of
(i) $1,000.00, (ii) all accrued but unpaid dividends, and (iii) interest on such accrued but unpaid dividends at an annual rate of 14.0% (or, if less, the maximum rate allowable by law) compounded annually from the date of accrual until paid (the "Redemption Price"). FURTHER PROVIDED, the F Preferred Stock may be redeemed, at the option of the Corporation, without regard to the Corporation's Common Stock price, at any time on or after August 31, 2002, at the Redemption Price.

                           b.       PARTIAL REDEMPTION.  In the event of a
redemption of only a part of the then outstanding F Preferred Stock under
Section 6(a) above, the Corporation shall effect such redemption PRO RATA according to the number of shares held by each holder of the F Preferred Stock.

                           c.       NOTICE OF REDEMPTION CONVERSION.  At least
20 days and not more than 60 days prior to the date fixed for any redemption of the F Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the F Preferred Stock to be redeemed pursuant to such Redemption Notice, at such holder's address as last shown on the records of the Corporation. The Redemption Notice may be given on or prior to the date on which redemption is permissible at the Corporation's option pursuant to Sections 6(a) and 6(b) above, provided that the Redemption Date falls on or after the date on which redemption is first permissible at the Corporation's option pursuant to Sections 6(a) and 6(b) above. Notwithstanding the receipt of such notice, prior to and in lieu of redemption, any holder of F Preferred Stock may convert all or any part of such holder's shares of F Preferred Stock into Common Stock in accordance with
Section 5 provided that the Conversion Date occurs prior to the Redemption Date. The Redemption Notice shall state:

                                    (i)     whether all or less than all of the
outstanding shares of F Preferred Stock are to be redeemed and the total number of shares being redeemed;

                                    (ii) the number of shares of F Preferred
Stock held by the holder (to whom the Redemption Notice is addressed) which the Corporation intends to redeem;

                                    (iii)   the Redemption Date and the
Redemption Price; and

                                    (iv) that the holder is to surrender to the
Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the F Preferred Stock that is being redeemed.

                           d.       SURRENDER OF CERTIFICATES.  On or before
the Redemption Date, each holder of F Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           e.       PAYMENT.  On or before the Redemption Date,
the Corporation shall deposit with any bank or trust Corporation, having a capital and surplus of at least $100,000,000, as a trust fund, a sum equal to the Redemption Price plus the Redemption Premium, if any, of all of the F Preferred Stock called for redemption, with irrevocable instructions and authority to the bank or trust Corporation to pay, on or after the Redemption Date, the Redemption Price and the Redemption Premium, if any, to the respective holders upon the surrender of their share certificates. From and after the Redemption Date, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust Corporation payment of the Redemption Price and the Redemption Premium, if any, of the shares, without further interest thereon, upon surrender of their certificates therefor. Subject to compliance with any applicable escheat laws, any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price and the Redemption Premium, if any, only from the Corporation.

                  7.       DEFINITIONS.  For the purposes hereof,

         "Affiliate" means any shareholder, director or officer of the Corporation or any person or entity that, directly or indirectly (including through one or more intermediaries) is in control of, is under control of or is under common control with any shareholder, director or officer of the Corporation. "Control" of a person or entity means having the direct or indirect right or power to direct or cause the direction of the management or policies of such person or entity, whether through owning voting securities, holding a proxy or power of attorney, acting as a general partner, having contractual rights or otherwise;

         "Closing Bid Price" on any Trading Day shall mean the last reported closing price of the Common Stock of the Corporation on such day on the principal securities exchange or Nasdaq National Market on which the Common Stock is listed or, if the Common Stock is not so listed, the last reported bid price of the Common Stock as reported on the Nasdaq SmallCap Market on such date or, if the Common Stock is neither so listed nor so reported, the last reported bid price of the Common Stock as quoted by a registered broker-dealer for which such quotes are available on such date.

         "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $0.001 par value, of the Corporation presently authorized and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus (i) accrued but unpaid dividends, and (ii) interest on all accrued but unpaid dividends at an annual rate of 14.0% compounded annually from the date of accrual until paid, and of which the denominator is the Conversion Price of the F Preferred Stock at such time.

         "Junior Stock" means the Common Stock of the Corporation and any other stock of the Corporation over which shares of the F Preferred Stock have preference as to distribution of assets.

         "Original Issue Date" means the date of the first issuance of any shares of the F Preferred Stock.

         "Per Share Market Value" means on any particular date (i) the last sale price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (ii) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, the average of the bid and asked price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq SmallCap Market at the close of business on such date, or (iii) if the Common Stock is not quoted on the Nasdaq SmallCap Market, the average of the bid and asked price for a share of Common stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (iv) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 5(c)(v) above) selected in good faith by the holders of a majority in interest of the shares of the F Preferred Stock; provided, however, that the Corporation, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

         "Person" means a corporation, an association, a partnership, limited liability Corporation, organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

         "Trading Day" means (i) a day on which the Common Stock is traded on the Nasdaq National Market or principal stock exchange on which the Common Stock has been listed, or (ii) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq SmallCap Market, or
(c) if the Common Stock is not quoted on the Nasdaq SmallCap Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  1. The business and affairs of the Corporation shall be managed by or under the director of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                  2. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

EIGHTH: Subject to the rights of any holders of Preferred Stock, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors (other than those elected only by the holders of one or more series of Preferred Stock) shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of the stockholders following adoption of this provision, and the term of office of the second class to expire at the second annual meeting of stockholders held following the adoption of this provision, and the term of office of the third class to expire at the third annual meeting of stockholders following the adoption of this provision. After the directors are divided into the three classes as set forth in the preceding sentence, all subsequent elections (other than elections only by the holders of one or more series of Preferred Stock) shall be for term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation or other reason (other than removal from office for cause by a vote of the stockholder) may be filled by a majority vote of the Directors then in office, though less than a quorum. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancies created as a result of removal by the stockholders of one or more directors for cause shall be filled by a vote of the stockholders.


NINTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholder shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  If the Delaware General Corporation Law is hereafter amended to authorize the further elimination of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing provisions of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the tine of such repeal or modification.

ELEVENTH:         The Corporation reserves the right to amend or repeal any
                  provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.